EXHIBIT 99.2

BOARD RESOLUTION OF UNICAPITAL AQUISITION CORP

FOR THE APPROVAL OF MERGER BETWEEN UNICAPITAL ACQUISITION CORP, A DELAWARE CORPORATION AND TAI PAN HOLDING, INC., A DELAWARE CORPORATION BY UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS AND MAJORITY SHAREHOLDERS

DULY PASSED ON MARCH 11, 2009

The undersigned, being the members of the Board of Directors, (“The Board”) and majority shareholder of Unicapital Acquisition Corp., a Delaware corporation (the “Corporation”), hereby approve and adopt the following preambles and resolutions by written consent pursuant to the Delaware General Corporation Law:

AGREEMENT OF MERGER AND CERTIFICATE OF MERGER

RESOLVED, that the Board finds it in the best interest of the Corporation and its shareholders to authorize approve and ratify the attached Agreement and Plan of Merger and Certificate of Merger.

RESOLVED FURTHER, that the proper officers of the Corporation, or any of them, are hereby authorized and directed to execute all documents and take all other actions necessary or advisable in order to carry out and perform the purposes of the foregoing resolution;

RESOLVED FURTHER, that the execution by the officers, of any document authorized by the foregoing resolution or any document executed in the accomplishment of any action or actions so authorized, is (or shall become upon delivery) the enforceable and binding act and obligation of the Corporation, without the necessity of the signature of attestation of any other officer of the Corporation or the affixing of the seal of Corporation; and

RESOLVED FURTHER, that all acts, transactions or agreements undertaken prior to the adoption of these resolutions by any of the officer or representatives of the Corporation in its name in connection with the foregoing matters are hereby ratified, confirmed and adopted by the Corporation.

Omnibus Resolutions

WHEREAS, the foregoing preamble and resolution are intended to provide broad authorization to the actions described therein, whether taken prior or subsequent to the date this Unanimous Written Consent of the Board is executed,

RESOLUTION, that the Board hereby ratifies and confirms any and all acts taken in connection with the foregoing resolution by the duly elected executive officers of the Corporation in good faith in their capacities as such officers as the valid and binding acts of the Corporation duly approved by the Board; and

This Unanimous Written Consent Action of the Board of Directors and Majority Shareholders of Tai Pan Holding, Inc. is hereby executed as of the date first written above

/s/ Kheng Siang Lee

By: Kheng Siang Lee

President/CEO, Director and Shareholder

/s/ Cheng Yu Wang

By: Cheng Yu Wang,

CFO, Director and Shareholder

/s/ Hoon Leum Goh

By: Hoo Leum Goh

COO, Director and Shareholder

/s/ Eng Seng Tan

By: Eng Seng Tan

Director and Shareholder